Exhibit 99.1
NEWS RELEASE

Valvoline Announces Commencement of Senior Notes Offering

LEXINGTON, KY, August 13, 2026 - Valvoline Inc. (“Valvoline”) (NYSE: VVV) announced today the commencement of an offering of $500,000,000 aggregate principal amount of Senior Notes due 2034 (the “Notes”). The offering of the Notes is part of a leverage-neutral coordinated refinancing transaction intended to strengthen Valvoline’s debt maturity profile and enhance liquidity.

The Notes will be unsubordinated unsecured obligations of Valvoline. Each of Valvoline’s subsidiaries that guarantees Valvoline’s obligations under its senior secured credit facilities will guarantee the Notes on an unsubordinated unsecured basis. Valvoline intends to use the net proceeds from the offering, together with cash and cash equivalents on hand, to repay in full its senior secured term loan A facility and partially repay its senior secured term loan B facility and to pay related fees and expenses.

Concurrent with the offering, Valvoline intends to enter into an amendment to its existing revolving credit facility (the “Credit Facilities Amendment”) to, among other things, increase availability thereunder from $475 million to $600 million, reduce the pricing thereof and extend its maturity to the date that is five years after the amendment effective date. The Credit Facilities Amendment is expected to enhance Valvoline’s liquidity position, reduce borrowing costs and provide additional financial flexibility. The offering of Notes is not conditioned upon the effectiveness of the Credit Facilities Amendment.

The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This news release shall not constitute an offer to sell, or a solicitation of an offer to buy the Notes. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About ValvolineTM
Valvoline Inc. (NYSE: VVV) delivers quick, easy, trusted service at approximately 2,500 franchised and company-operated service centers across the United States and Canada. The Company completes more than 30 million services annually system-wide, from about 15-minute stay-in-your-car oil changes to a variety of manufacturer-recommended maintenance services such as wiper replacements and tire rotations. At Valvoline Inc., it all starts with our people, including the over 13,500 team members who are working to drive the full potential of our core business, deliver sustainable network growth, and innovate to meet the evolving needs of our customers and the car parc. For more information, visit vioc.com.

TM Trademark, Valvoline or its subsidiaries, registered in various countries
SM Service mark, Valvoline or its subsidiaries, registered in various countries

Forward-Looking Statements
Certain statements in this news release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements regarding the proposed offering of the Notes, the anticipated use of proceeds from the offering, the repayment of indebtedness, the proposed Credit Facilities Amendment, Valvoline’s liquidity, debt maturity profile, borrowing costs, leverage, financial flexibility, capital allocation, future operations, financial or operating results, executing on the growth strategy to create shareholder value by driving the full potential in Valvoline’s core business, delivering sustainable network growth and innovating to meet the changing needs of customers and the car parc; realizing the benefits from acquisitions and refranchising transactions, anticipated business levels, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements, including risks relating to market conditions, the completion, timing and terms of the Notes offering, the effectiveness and terms of the Credit Facilities Amendment, Valvoline’s ability to repay or refinance indebtedness, changes in interest rates, leverage, liquidity and general economic, financial market and business conditions. Additional information regarding these risks and uncertainties is described in Valvoline’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

FURTHER INFORMATION

Investor Inquiries
Elizabeth B. Clevinger
+1 (859) 357-3155
IR@valvoline.com

Media Inquiries
Angela Davied
media@valvoline.com